Exhibit 23.4

CONSENT

To: Ivanhoe Electric Inc. (the “Company”)

Re: Annual Report on Form 10-K for the fiscal year ended December 31, 2024, and the Registration Statements on Form S-8 (File Nos. 333-266227, 333-269490, 333- 274241, 333-277101 and 333-284755) and Form S-3 (File Nos. 333- 273195, 333- 269029 and 333-280018) (collectively, including any amendments or supplements thereto, the “Registration Statements”) of the Company.

I, Ronald G. Simpson of Geosim Services Inc., am an author of the Canadian NI 43-101 Technical Report titled “Pinaya Gold-Copper Project Technical Report” with an effective date April 26, 2016 (the “Expert Report”) originally prepared for Kaizen Discovery Inc.

I understand that the Company wishes to make reference to my name and the Expert Report in its Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and any amendments or supplements and/or exhibits thereto (collectively, the “Form 10-K”). I further understand that the Company wishes to use extracts and/or information from the Expert Report in the Form 10-K. I further understand that the above items as included in the Form 10-K will be incorporated by reference in the Registration Statements. I have been provided with a copy of the Form 10-K and have reviewed the proposed disclosure identified above.

Accordingly, in respect of the Form 10-K and the Registration Statements, I do hereby consent to:

•	•
•the use of, and references to, my name, including my status as an expert or “qualified person” (as defined in Subpart 1300 of Regulation S-K promulgated by the U.S. Securities and Exchange Commission);

•the use of, and references to, the Expert Report in the Form 10-K and Registration Statements; and

•the use, in the Form 10-K and Registration Statements, of extracts and information from the Expert Report, or portions thereof, that were prepared by me, that I supervised the preparation of and/or that I reviewed and approved.

 I also confirm that where my work involved a mineral resource or mineral reserve estimate, such estimates comply with the requirements for mineral resource and mineral reserve estimation under Subpart 1300 of Regulation S-K promulgated by the U.S. Securities and Exchange Commission.

Dated: February 27, 2025

By:	/s/Ronald G. Simpson
     Ronald G. Simpson
     President